UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No. __)
Check the appropriate box:
[ ]    Preliminary Information Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[x]    Definitive Information Statement

PRINCIPAL FUNDS, INC.
(Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
[x]    No fee required.
[ ]    Fee paid previously with preliminary materials.
[ ]    Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

PRINCIPAL FUNDS, INC. – GLOBAL MULTI-STRATEGY FUND
711 High Street
Des Moines, Iowa 50392
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT
June 24, 2026
As a shareholder of the Global Multi-Strategy Fund (the "Fund"), a series of Principal Funds, Inc. ("PFI"), you are receiving this notice regarding the internet availability of an information statement (the "Information Statement") relating to the appointment of a sub-advisor to manage a portion of the Fund's assets. This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action in connection with the changes.
The Information Statement details the execution of a new sub-advisory agreement with respect to the Fund. At a meeting of the PFI Board of Directors (the "Board") held on March 10-11, 2026, the Board approved a new sub-advisory agreement to appoint Parametric Portfolio Associates LLC ("Parametric") as sub-advisor to manage a portion of the Fund's assets. Effective May 15, 2026, Parametric signed the new sub-advisory agreement to manage a portion of the Fund's assets, along with the Fund's investment advisor, Principal Global Investors, LLC (the "Advisor"), and other current sub-advisors.
The Advisor and PFI have received an exemptive order (the "Manager of Managers Order") from the United States Securities and Exchange Commission that permits the Advisor and PFI, subject to certain conditions including approval by the Board, to enter into and materially amend agreements with certain sub-advisors. Approval by the Fund's shareholders is not required, but the Manager of Managers Order requires that an Information Statement be made available to the Fund's shareholders.
By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Fund's website at https://brandassets.principal.com/asset/8a5f1f03-db39-44d9-b5d1-6890c1c6aaf3/Principal-Global-Multi-Strategy-Fund-Information-Statement-May-2026.pdf.
The Information Statement will be available on the website until at least December 1, 2026. You may request a paper copy of the Information Statement, free of charge, by contacting the Fund in writing at Principal Funds, P.O. Box 219971, Kansas City, MO 64121-9971, by calling 1 (800) 222-5852, or by visiting www.PrincipalAM.com.
Only one copy of this notice may be delivered to shareholders of the Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Principal Funds, P.O. Box 219971, Kansas City, MO 64121-9971 or call 1 (800) 222-5852. Shareholders wishing to receive separate copies of the Fund's notices in the future, and shareholders sharing an address who wish to receive a single copy if they currently are receiving multiple copies, should also contact the Fund.
If you want to receive a paper copy of the Information Statement, you must request one.
There is no charge to obtain a copy.

PRINCIPAL FUNDS, INC. – GLOBAL MULTI-STRATEGY FUND
711 High Street
Des Moines, Iowa 50392
INFORMATION STATEMENT
June 24, 2026
This Information Statement is provided in connection with the addition of a new sub-advisor with respect to the Principal Funds, Inc. (“PFI”) Global Multi-Strategy Fund (the “Fund”). Parametric Portfolio Associates LLC ("Parametric") entered into a new sub-advisory agreement with Principal Global Investors, LLC, the investment advisor to the Fund (the "Advisor"), effective May 15, 2026.
Under an order from the United States Securities and Exchange Commission (the "SEC"), PFI and the Advisor may, subject to certain conditions including approval by the PFI Board of Directors (the "Board"), enter into and materially amend agreements with certain sub-advisors without obtaining shareholder approval. The order permits PFI and the Advisor to hire one or more sub-advisors, change sub-advisors, and reallocate management fees between the Advisor and the sub-advisors, without obtaining shareholder approval.
PFI is a Maryland corporation and an open-end management investment company registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund is a series of PFI.
PFI's sponsor is Principal Financial Group, Inc. ("PFG"), and the Advisor is the investment advisor to all series of PFI. Principal Funds Distributor, Inc. ("PFD") is the principal underwriter and distributor for all share classes of all series of PFI. Principal Shareholder Services, Inc. ("PSS") is the transfer agent for all series of PFI. The Advisor, PFD, and PSS are indirect, wholly owned subsidiaries of PFG, each with the following address: in care of the Principal Financial Group, 711 High Street, Des Moines, IA 50392.
PFI will furnish, without charge, copies of its most recent annual shareholder report and most recent semi‑annual shareholder report succeeding the annual report, if any, to any shareholder upon request. To request a report, call 1 (800) 222-5852 or write Principal Funds, P.O. Box 219971, Kansas City, MO 64121-9971. Copies of the most recent annual and semi-annual shareholder reports can also be obtained at www.PrincipalAM.com/prospectuses.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

BACKGROUND
At its meeting on March 10-11, 2026, the PFI Board, including all the directors who are not "interested persons" (as defined in the 1940 Act) of PFI (the "Independent Directors"), approved the addition of Parametric as a sub-advisor to the Fund to manage a portion of the Fund's assets related to the equity long/short sleeve. The new sub-advisory agreement between the Advisor and Parametric was effective May 15, 2026.
In addition to Parametric, as of the date of this Information Statement, the Fund is also sub-advised by Crabel Capital Management, LLC ("Crabel"), Graham Capital Management, L.P. ("Graham"), Loomis, Sayles & Company, L.P. ("Loomis Sayles"), Los Angeles Capital Management LLC ("Los Angeles Capital"), Record Currency Management Limited ("Record"), and Westchester Capital Management, LLC ("Westchester"). The sub-advisory agreements with Crabel (dated May 5, 2025), Graham (dated July 1, 2020), Loomis Sayles (dated October 1, 2024), Record (dated November 21, 2024), and Westchester (dated October 1, 2021) were most recently approved for renewal by the Board (including a majority of the Independent Directors) in September 2025, in connection with the Board's annual review and continuance of such agreements. The sub-advisory agreement with Los Angeles Capital (dated April 14, 2026) was most recently approved by the Board (including a majority of the Independent Directors) in March 2026. The Advisor also manages a portion of the Fund's assets pursuant to a management agreement, amendment dated March 1, 2026, which was most recently approved for renewal by the Board (including a majority of the Independent Directors) in September 2025.
NEW SUB-ADVISORY AGREEMENT
The terms of the new sub-advisory agreement with Parametric are the same in all material respects as the terms of the current sub-advisory agreements with the other current sub-advisors for the Fund (except, for the avoidance of doubt, for the effective date and fee schedule). The following is a brief summary of the material terms of the new sub-advisory agreement. This summary is qualified in its entirety by reference to the text of the new sub-advisory agreement attached to this Information Statement.
Under the new sub-advisory agreement with Parametric, as with the current sub-advisory agreements with the other current sub-advisors, Parametric will, among other things:
(1)provide investment advisory services to the Fund, including providing investment advice and recommendations with respect to the Fund’s investments consistent with the Fund’s investment objective, investment policies, and restrictions;
(2)place orders for the purchase and sale of the Fund’s portfolio securities;
(3)furnish, at its expense, all necessary investment and management facilities, including salaries of clerical and other personnel, and all administrative facilities, including bookkeeping;
(4)advise and assist PFI's officers in taking such steps as are necessary or appropriate to carry out the decisions of the Board regarding the general conduct of the investment business of the Fund; and
(5)provide periodic and special reports regarding the investment service provided to the Fund.
Compensation. Sub-advisory fees are paid by the Advisor out of the management fee the Fund pays to the Advisor and are not an additional charge to the Fund. Under the new sub-advisory agreement with Parametric and the current sub-advisory agreements with the other current sub-advisors, the Advisor pays each sub-advisor a fee.

NEW SUB-ADVISOR
Parametric Portfolio Associates LLC. Parametric was founded in 1987 and is a registered investment advisor that manages long/short equity strategies and offers customized investment solutions to clients by applying systematic, rules-based asset class exposure using individual securities, ETFs, futures, options, and other derivative instruments. Parametric's principal business address is 800 Fifth Avenue, Suite 2800, Seattle, WA 98104.
Parametric Ownership. Parametric is a wholly-owned subsidiary of Morgan Stanley, a publicly held company that is traded on the New York Stock Exchange (NYSE) under the ticker symbol MS. Parametric is part of Morgan Stanley Investment Management, the asset management division of Morgan Stanley. Parametric is owned directly by Morgan Stanley Capital Management, LLC, a privately held subsidiary of Morgan Stanley.
Parametric Management. Set forth below are the names, principal occupations, and addresses of Parametric's principal executive officers. Parametric is a limited liability company and does not have any directors.

Name	Principal Occupation	Address
Ranjit Kapila	Co-President and Chief Operating Officer	800 Fifth Avenue, Suite 2800 Seattle, WA 98104
Tom Lee, CFA	Co-President and Chief Investment Officer	3600 Minnesota Drive, Suite 200 Minneapolis, MN 55435
Similar Investment Companies Advised by Parametric. Parametric has advised that it does not currently act as an investment advisor to any registered investment company with an investment objective similar to that of the Fund.
Payments to Affiliates. For the fiscal year ended August 31, 2025, the Fund paid the Advisor management fees (before any waivers/reimbursements from the Advisor) of approximately $5,316,0001,2, and PFD Rule 12b-1 distribution fees of approximately $82,0003. For the fiscal year ended August 31, 2025, the Fund did not pay any brokerage commissions to brokers affiliated with the Advisor or the Fund’s sub-advisors.
1 For the fiscal year ended August 31, 2025, the Advisor reimbursed approximately $495,000 of certain expenses of the Fund and did not waive any of the Fund's management fees.
2 Consolidated financial statement; see "Basis for Consolidation" in Notes to Financial Statements.
3 For the fiscal year ended August 31, 2025, PFD paid approximately $79,000 of the 12b-1 fee to financial intermediaries and retained approximately $3,000 to pay other 12b-1-eligible expenses.

BOARD EVALUATION OF NEW SUB-ADVISORY AGREEMENT
At its March 10-11, 2026 meeting, the Board considered the approval of a new sub-advisory agreement (the "Sub-Advisory Agreement") between the Advisor and Parametric with respect to the equity long/short sleeve of the Fund.
As part of its review process, the Board reviewed materials received from the Advisor regarding Parametric. Prior to approval, the Independent Directors met independently of management and of the interested directors to consider the Sub-Advisory Agreement. Based upon its review, the Board concluded that it was in the best interests of the Fund to approve the Sub-Advisory Agreement and, accordingly, approved the Sub-Advisory Agreement. In reaching this conclusion, no single factor was determinative in the Board’s analysis, but rather the Board considered a variety of factors.
In approving the Sub-Advisory Agreement, the Board considered various factors, including the following, and made certain findings and conclusions with regard thereto.
Nature, Quality, and Extent of Services. The Board considered the nature, quality, and extent of the services to be provided under the Sub-Advisory Agreement. The Board considered the reputation, qualifications, and background of Parametric, the investment approach of Parametric, the experience and skills of Parametric’s investment personnel who would be responsible for the day-to-day management of the Fund, and the resources made available to such personnel. In addition, the Board considered the Advisor's program for recommending, monitoring, and replacing sub-advisors and that the Advisor recommended Parametric based upon that program. Based upon all relevant factors, the Board concluded that the nature, quality, and extent of the services to be provided by Parametric to the Fund under the Sub-Advisory Agreement are expected to be satisfactory.
Investment Performance. The Board reviewed the historical one‑year, three-year, and five-year performance returns, gross of proposed fees, as of December 31, 2025, of Parametric in a composite managed in the investment strategy for the investment sleeve of the Fund that Parametric is proposed to manage, as compared to historical performance returns of the current sub-advisor to the investment sleeve, relevant benchmark indexes for the sleeve, and a relevant Morningstar category. The Board concluded, based upon the information provided, that Parametric is qualified.
Fees, Economies of Scale, and Profitability. The Board considered the proposed sub-advisory fee under the Sub-Advisory Agreement, noting that the Advisor compensates sub-advisors from its own management fee so that shareholders pay only the management fee. The Board considered whether there are economies of scale with respect to the sub-advisory services to be provided to the Fund under the Sub-Advisory Agreement. The Board noted that although the proposed sub-advisory fee under the Sub-Advisory Agreement does not include breakpoints, the fee rate is lower than that of the prior sub-advisor and was considered reasonable for the current asset level. The Board noted that Parametric advised that it does not have any advisory clients who benefit from a lower fee for the specific mandate that it will manage for the Fund and that the Advisor found the proposed sub-advisory fee to be competitive. On the basis of the information provided, the Board concluded that the proposed sub-advisory fee under the Sub-Advisory Agreement was reasonable.
Other Benefits. The Board also considered the character and amount of other indirect benefits to be received by Parametric. The Board noted that Parametric does not have any soft dollar arrangements in place with trading counterparties or service providers and that the Advisor identified no other indirect benefits to be received by Parametric.
Overall Conclusions. Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the Sub-Advisory Agreement were fair and reasonable and that approval of the Sub-Advisory Agreement was in the best interests of the Fund. Accordingly, the Board approved the Sub-Advisory Agreement.

OUTSTANDING SHARES AND SHARE OWNERSHIP
The following table shows, as of the close of business on May 31, 2026, the number of shares outstanding for each share class of the Fund:

Share Class	Shares Outstanding
A	3,094,611
Institutional	31,257,210
R-6	11,431,505
As of the close of business on May 31, 2026, the PFI officers and directors together owned beneficially less than one percent of the outstanding shares of the Fund and less than one percent of the outstanding shares of any class of shares of the Fund.
The following table sets forth information regarding the beneficial ownership of shares of the Fund as of May 31, 2026, by all shareholders known to the Fund to be beneficial owners of more than 5% of the outstanding shares of any class of shares of the Fund.

Name and Address	Share Class	Number of Shares	Percentage of Ownership
WELLS FARGO CLEARING SERVICES LLC	A	772,160	24.95%
SPECIAL CUSTODY ACCT
FOR THE EXCLUSIVE BENEFIT OF CUSTOMER
2801 MARKET ST
SAINT LOUIS MO 63103-2523
MLPF&S	A	537,200	17.36%
FOR THE SOLE BENEFIT OF ITS CUSTOMERS
ATTN FUND ADMINISTRATION
4800 DEER LAKE DR E FL 3
JACKSONVILLE FL 32246-6484
NATIONAL FINANCIAL SERVICES LLC	A	390,009	12.60%
FOR THE EXCL BENE OF OUR CUSTOMERS
499 WASHINGTON BLVD
ATTN MUTUAL FUNDS DEPT 4TH FL
JERSEY CITY NJ 07310-1995
MORGAN STANLEY SMITH BARNEY LLC	A	204,173	6.60%
FOR THE EXCLUSIVE BENE OF ITS CUST
1 NEW YORK PLZ FL 12
NEW YORK NY 10004-1965
RBC CAPITAL MARKETS LLC	A	160,354	5.18%
MUTUAL FUND OMNIBUS PROCESSING - OMNIBUS
ATTN MUTUAL FUND OPS MANAGER
250 NICOLLET MALL SUITE 1400
MINNEAPOLIS MN 55401-7582
CHARLES SCHWAB & CO INC	Institutional	7,204,446	23.05%
SPECIAL CUSTODY A/C FOR THE
BENEFIT OF CUSTOMERS
ATTN MUTUAL FUNDS
101 MONTGOMERY ST
SAN FRANCISCO CA 94104-4141
AMERICAN ENTERPRISE INVESTMENT SVC	Institutional	4,445,561	14.22%
FBO #XXXXXX70
707 2ND AVE S
MINNEAPOLIS MN 55402-2405
MLPF&S	Institutional	3,751,285	12.00%
FOR THE SOLE BENEFIT OF ITS CUSTOMERS
ATTN FUND ADMINISTRATION
4800 DEER LAKE DR E FL 3
JACKSONVILLE FL 32246-6484

Name and Address	Share Class	Number of Shares	Percentage of Ownership
WELLS FARGO CLEARING SERVICES LLC	Institutional	3,133,647	10.03%
SPECIAL CUSTODY ACCT
FOR THE EXCLUSIVE BENEFIT OF CUSTOMER
2801 MARKET ST
SAINT LOUIS MO 63103-2523
NATIONAL FINANCIAL SERVICES LLC	Institutional	2,945,989	9.42%
FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS
499 WASHINGTON BLVD
ATTN MUTUAL FUNDS DEPT 4TH FL
JERSEY CITY NJ 07310-1995
UBS WM USA	Institutional	1,931,690	6.18%
XX0 XXXX1 XXX0
OMNI ACCOUNT M/F
SPEC CDY A/C EBOC UBSFSI
1000 HARBOR BLVD
WEEHAWKEN NJ 07086-6761
RAYMOND JAMES	Institutional	1,649,019	5.28%
OMNIBUS FOR MUTUAL FUNDS
HOUSE ACCT FIRM XXXXXX15
ATTN: MUTUAL FUND RECON 14G
880 CARILLON PKWY
ST PETERSBURG FL 33716-1102
MLPF&S	R-6	1,568,838	13.72%
FOR THE SOLE BENEFIT OF ITS CUSTOMERS
ATTN FUND ADMINISTRATION
4800 DEER LAKE DR E FL 2
JACKSONVILLE FL 32246-6484
WELLS FARGO BANK NA	R-6	1,369,078	11.98%
PO BOX 1533
MINNEAPOLIS MN 55480-1533
MORI & CO	R-6	848,202	7.42%
922 WALNUT ST
MAILSTOP TBTS 2
KANSAS CITY MO 64106-1802
OTHER MATTERS
PFI is not required to hold annual meetings of shareholders and, therefore, cannot determine when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of PFI or any series of PFI must be received by PFI a reasonable time before PFI commences soliciting proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. PFI has adopted procedures by which shareholders may recommend nominees to the PFI Board. A copy of the procedures can be found in the Nominating and Governance Committee Charter at https://secure02.principal.com/publicvsupply/GetFile?fm=MM13013&ty=VOP&EXT=.VOP.

PRINCIPAL FUNDS, INC.
SUB-ADVISORY AGREEMENT
PARAMETRIC PORTFOLIO ASSOCIATES LLC SUB-ADVISED FUND
SUB-ADVISORY AGREEMENT (the “Agreement”) to be effective as of May 15, 2026 by and between PRINCIPAL GLOBAL INVESTORS, LLC, a Delaware limited liability company (the “Manager”), and PARAMETRIC PORTFOLIO ASSOCIATES LLC, a Delaware limited liability company (the “Sub-Advisor”).
W I T N E S S E T H:
WHEREAS, the Manager is the manager and investment advisor to each series of Principal Funds, Inc. (the “Fund”), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and
WHEREAS, the Manager desires to retain the Sub-Advisor to render discretionary investment advisory services for all or a portion of the assets of each series of the Fund identified in Appendix A hereto, as may be amended from time to time (the “Series”), which the Manager has agreed to provide to the Fund, and the Sub-Advisor desires to furnish such services; and
WHEREAS, the Manager has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Advisor with copies properly certified or authenticated of any amendment or supplement thereto:
(1)Management Agreement (the “Management Agreement”) with the Fund;
(2)The Fund’s registration statement and financial statements as filed with the Securities and Exchange Commission (the “SEC”);
(3)The Fund’s Articles of Incorporation and By-laws;
(4)Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services to be provided by the Sub-Advisor.
NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:
1.Appointment of Sub-Advisor
In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub-Advisor to perform the services described in Section 2 below for investment and reinvestment of such portion of the assets of each Series as may be allocated to the Sub-Advisor by the Manager, from time to time (the “Allocated Assets”), subject to the control and direction of the Manager and the Fund’s Board of Directors, for the period and on the terms hereinafter set forth. The Sub-Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.
2.Obligations of and Services to be Provided by the Sub-Advisor
The Sub-Advisor will:
(a)Provide investment advisory services pursuant to and in accordance with the objective, policies, and restrictions set forth in the registration statement, as amended or supplemented, for each Series, and the specific limitations, investment objectives, policies, and procedures set forth in the Investment Guidelines, which shall include but not be limited to research, advice and supervision for the Allocated Assets of each Series.
(b)Provide information and assistance to the Manager related to the recommended investment program for each Series, consistent with each Series’ respective investment objective and policies and any specific criteria applicable to the Allocated Assets, so the Manager may furnish such information to the Board of Directors of the Fund (or any appropriate committee of such Board) for approval and/or review, and update such information from time to time as conditions require.

(c)Implement the approved investment program for the Allocated Assets by placing orders for the purchase and sale of securities without prior consultation with the Manager and without regard to the length of time the securities have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions of the Fund’s registration statement, Articles of Incorporation and Bylaws and the requirements of the 1940 Act, as each of the same shall be from time to time in effect.
(d)Advise and assist the officers of the Fund, as requested by the officers, in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Directors, and any appropriate committees of such Board, regarding the general conduct of the investment business of each Series.
(e)Maintain, in connection with the Sub-Advisor’s investment advisory services provided to the Allocated Assets, compliance with the 1940 Act and the regulations adopted by the SEC thereunder and the Series’ investment strategies and restrictions as stated in the Fund’s prospectus and statement of additional information and any specific criteria applicable to the Allocated Assets.
(f)Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably deem appropriate in order to enable it to determine that the investment policies, procedures and approved investment program of each Series (and any specific criteria applicable to the Allocated Assets) are being observed.
(g)Upon request, provide assistance and recommendations for the determination of the fair value of certain securities when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund’s Board of Directors. Further, the Sub-Advisor will provide security and foreign exchange trade details to the Manager so that the effects of all securities trades entered into by or for a Series are included in the appropriate day’s end of day net asset value. Sub-Advisor must also communicate all trade amendments, cancellations or re-books accurately and timely to be included in the daily net asset value of a Series. Rule 2a-4 of the 1940 Act permits registered investment companies to record security transactions as of one day after the trade date for purposes of determining net asset value.
(h)Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment advisory affairs of each Series.

(i)Execute contracts in order to open accounts with Foreign Account Tax Compliance Act compliant broker-dealers, financial counterparties including swap counterparties and futures commission merchants (“broker-dealers”); select broker-dealers to effect all transactions for each Series; place all necessary orders with broker-dealers or issuers (including affiliated broker-dealers); issue instructions to any broker, dealer, custodian, futures commission merchant, or similar party with respect to the execution, margining and settlement of transactions; and negotiate commissions, if applicable. To the extent consistent with applicable law, purchase or sell orders for each Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Advisor. In such event allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to other clients. The Sub-Advisor will report on such allocations at the request of the Manager, the Fund or the Fund’s Board of Directors providing such information as the number of aggregated trades to which each Series was a party, the broker-dealers to whom such trades were directed and the basis for the allocation for the aggregated trades. The Sub-Advisor shall use its best efforts to obtain execution of transactions for each Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Sub-Advisor. To the extent consistent with applicable law, the Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to each Series as well as to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Advisor in managing the Allocated Assets. In addition, joint repurchase or other accounts may not be utilized by the Series except to the extent permitted under any exemptive order obtained by the Sub-Advisor provided that all conditions of such order are complied with.
(j)Section 871(m) Transactions: Sub-Advisor shall not on behalf of a Series enter into certain U.S. dividend equivalent payment transactions described in Section 871(m) of the U.S. Internal Revenue Code and the regulations thereunder (“871(m) Transaction”) with a foreign counterparty unless: (i) Sub-Advisor adheres to the ISDA 2015 Section 871(m) Protocol on behalf of the Series, and (ii) the foreign counterparty to the 871(m) Transaction provides Sub-Advisor with a properly completed Form W-8IMY certifying to its status as a qualified derivatives dealer (“QDD”).
(k)Maintain all accounts, books and records with respect to the Allocated Assets as are required of an investment advisor of a registered investment company pursuant to the 1940 Act and Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules thereunder, and furnish the Fund and the Manager with such periodic and special reports as the Fund or the Manager may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records that it maintains for each Series are the property of the Fund, agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it maintains for the Series and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for a Series upon request by the Fund or the Manager. The Sub-Advisor has no responsibility for the maintenance of Fund records except insofar as is directly related to the services the Sub-Advisor provides to a Series.
(l)Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Advisor’s Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time. The Manager acknowledges receipt of a copy of the Sub-Advisor’s current Code of Ethics. The Sub-Advisor shall provide quarterly reports to the Manager of any material amendment to the Sub-Advisor’s Code of Ethics along with certification that the Sub-Advisor has implemented procedures for administering the Sub-Advisor’s Code of Ethics.

(m)From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by a Series, all in such detail as the Manager or the Fund may reasonably request. The Sub-Advisor will make available its investment professionals and senior management to meet with the Fund’s Board of Directors at the Fund’s principal place of business on due notice to review the investments of a Series.
(n)Provide such information as is customarily provided by a sub-advisor, or as may be required or reasonably requested by the Manager, for the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the “Code”), the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the “Securities Act”), and any state securities laws, and any rule or regulation thereunder. Such information includes, but is not limited to:
•On-site access in Sub-Advisor’s offices to the Sub-Advisor’s compliance manual and policies and procedures adopted to comply with Rule 206(4)-7 of the Advisers Act;
•Electronic copies of the Sub-Advisor’s policies and procedures adopted to comply with Rule 206(4)-6 of the Advisers Act;
•Electronic summaries of the Sub-Advisor’s policies and procedures adopted to comply with Rule 206(4)-7 of the Advisers Act;
•Electronic copies of the Sub-Advisor’s most recent annual compliance report or a detailed summary of such report;
•Timely, accurate and complete responses to all 15(c) questionnaires;
•Timely, accurate and complete responses to all Quarterly Compliance Questionnaires (including (i) the identification of any material compliance matters, (ii) electronic summaries of any Rule 206(4)-7 policies and procedures for which there were material changes, and (iii) electronic copies of Rule 206(4)-6 policies and procedures for which there were material changes); and
•Annual Proxy Voting Questionnaires; Annual Best Execution and Soft Dollar Questionnaires, and responses to all other requests from the Manager.
(o)Vote proxies received on behalf of each Series (with respect to the Allocated Assets) in a manner consistent with the Sub-Advisor’s proxy voting policies and procedures and provide a record of votes cast containing all of the voting information required by Form N-PX in an electronic format to enable the Series to file Form N-PX as required by SEC rule.
(p)Respond to tender offers, rights offerings and other voluntary corporate action requests affecting securities held by each Series (with respect to the Allocated Assets).
(q)Cooperate with the Manager in its performance of quarterly and annual tax compliance tests to monitor the Series’ compliance with Subchapter M and Section 817(h) of the Code. If it is determined by the Manager or its tax advisors that the Series is not in compliance with the requirements imposed by the Code, the Sub-Advisor, in consultation with the Manager and its tax advisors, will take prompt action to bring the Series back into compliance within the time permitted under the Code.
3.Prohibited Conduct
In providing the services described in this Agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Principal Financial Group, Inc. regarding transactions for the Fund in securities or other assets.
4.Compensation
As full compensation for all services rendered and obligations assumed by the Sub-Advisor hereunder with respect to the Allocated Assets, the Manager shall pay the compensation specified in Appendix A to this Agreement.

5.Liability of Sub-Advisor
Neither the Sub-Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from any error of judgment made in the good faith exercise of the Sub-Advisor’s investment discretion in connection with selecting investments for a Series or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement, except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub-Advisor or any of its directors, officers, employees, agents, or affiliates.
6.Trade Errors
The Sub-Advisor will notify the Manager of any Trade Error(s), regardless of materiality, promptly upon the discovery of such Trade Error(s) by the Sub-Advisor. Notwithstanding Section 5, the Sub-Advisor shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from Trade Errors due to negligence, misfeasance, or disregard of duties of the Sub Advisor or any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates. Any gains that occur due to a Trade Error shall be retained by the Fund. For purposes under this Section 6, a "Trade Error" occurs when a transaction results in an unintended, including an impermissible, result. Examples include, but are not limited to, the following:
•orders by the Sub-Advisor that result in the purchase or sale of securities or other assets that were not intended to be purchased or sold;
•orders by the Sub-Advisor that result in the purchase or sale of securities or other assets in an unintended amount, which includes price or commission rate; or
•purchases or sales of securities or other assets that violate the investment limitations or restrictions disclosed in the Fund's registration statement and/or imposed by applicable law, regulation, contract or understanding (calculated at the Sub-Advisor's portfolio level), unless otherwise agreed to in writing.
7.Supplemental Arrangements
The Sub-Advisor may enter into arrangements with other persons affiliated with the Sub-Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub-Advisor, subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Directors of the Fund; provided, however, that entry into any such arrangements shall not relieve the Sub-Advisor of any of its obligations under this Agreement.
8.Regulation
The Sub-Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.
9.Duration and Termination of This Agreement
This Agreement shall become effective with respect to a Series as of the corresponding date set forth on Appendix B to this Agreement, as may be amended from time to time, and, unless otherwise terminated with respect to such Series, shall continue in effect thereafter for the initial term set forth on Appendix B to this Agreement, and thereafter from year to year, provided that in each case the continuance is specifically approved within the period required by the 1940 Act either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Financial Group, Inc., the Sub-Advisor or the Fund cast in accordance with the requirements of the 1940 Act after taking into effect any exemptive order, no-action assurances or other relief, rule or regulation upon which the Fund may rely.
If the shareholders of a Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub-Advisor will continue to act as Sub-Advisor with respect to the Allocated Assets of such Series pending the required approval of the Agreement or its continuance or of any contract with the Sub-Advisor or a different manager or sub-advisor or other definitive action; provided, that the compensation received by the Sub-Advisor in respect to the Allocated Assets of such Series during such period is in compliance with Rule 15a-4 under the 1940 Act.

This Agreement may be terminated with respect to a Series at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Advisor, the Manager or by vote of a majority of the outstanding voting securities of the Series on sixty days’ written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 9, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of “interested person,” “assignment,” “voting security” and “majority of the outstanding voting securities”) shall be applied.
10.Amendment of this Agreement
No amendment of this Agreement shall be effective unless in writing and signed by both parties. No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series (as defined in the 1940 Act) and by vote of a majority of the Board of Directors of the Fund who are not interested persons (as defined in the 1940 Act) of the Manager, the Sub-Advisor, Principal Financial Group, Inc. or the Fund cast in accordance with the requirements of the 1940 Act after taking into effect any exemptive order, no-action assurances or other relief, rule or regulation upon which the Fund may rely.
11.Additional Series
In the event the Manager wishes to appoint the Sub-Advisor to perform the services described in this Agreement with respect to one or more additional Series of the Fund after the effective date of this Agreement, such Series will become a Series under this Agreement upon approval of this Agreement in the manner required by the 1940 Act and the amendment of Appendices A and B hereto.
12.General Provisions
(a)Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
(b)Manager acknowledges it has received and reviewed Sub-Advisor’s From CRS, Form ADV, Parts 2A and 2B and Privacy Notice (“Disclosure Documents”) prior to or at the time of execution of this Agreement. Manager hereby agrees that any subsequent deliveries of Sub-Advisor’s Disclosure Documents or any amendments there to, as well as any other reports, financial statements, account statements, compliance certifications, privacy notices, confirmations and any other notices, documents or account information may be sent to Manager via electronic delivery, including, but not limited to, delivery via an electronic web portal. Manager further agrees to provide Sub-Advisor with prompt written notice in the event that it is unable to access electronic communication or does not receive an expected electronic communication. Delivery by such electronic method(s) shall constitute good and effective delivery of documents and any documents so delivered shall be deemed to be delivered, whether actually received by Manager or not.
(c)Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be Principal Financial Group, Des Moines, Iowa 50392-0200. The address of the Sub-Advisor for this purpose shall be Parametric Portfolio Associates LLC, 3600 Minnesota Drive, Suite 200, Edina, MN 55435.
(d)Notwithstanding the provisions of Section 12(b), the Sub-Advisor will promptly notify the Manager in writing of the occurrence of any of the following events:
1.the Sub-Advisor fails to be registered as an investment advisor under the Advisers Act or under the laws of any jurisdiction in which the Sub-Advisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement;
2.the Sub-Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of a Series;

3.the Sub-Advisor becomes aware of any pending or threatened action, suit, proceeding, inquiry or investigation that is reasonably likely to result in a conviction, order, judgment or decree issued with respect to it or any affiliate that could reasonably be expected to result in the Sub-Advisor becoming ineligible to serve as an investment advisor of a registered investment company under the 1940 Act; and
4.the Sub-Advisor becomes aware of a transaction or series of transactions that is reasonably likely to result in a change in the management or control of the Sub-Advisor or a controlling person thereof or otherwise in the assignment (as defined in the 1940 Act) of this Agreement by the Sub-Advisor.
(e)The Manager hereby represents, warrants and agrees that:
1.each Series is a Qualified Institutional Buyer (“QIB”) within the meaning of Rule 144A under the U.S. Securities Act of 1933, as amended, because it is an eligible entity type and it owns and invests on a discretionary basis at least US$100 million in securities of issuers that are not affiliated with Manager. Manager will notify Sub-Advisor at such time as a Series ceases to be a QIB and further agrees to provide such evidence of its status as a QIB as Sub-Advisor may reasonably request from time to time;
2.each Series is a “qualified eligible person” as defined in 17 C.F.R. § 4.7(a) and an “eligible contract participant” as defined in 7 U.S.C. § 1a(18);
3.each Series meets one of the following prongs: (i) it is not a “commodity pool” as such term is defined under the CEA and relevant CFTC guidance and has informed the Sub-Advisor; (ii) it is a commodity pool, the operator of the commodity pool is appropriately registered with the CFTC and is a member of the NFA, and Manager has provided the Sub-Advisor with the NFA identification numbers for both the Series and the pool operator; or (iii) it is exempt or excluded from registration as a commodity pool, has taken all required actions to claim and maintain its exempted or excluded status, and has provided the Sub-Advisor with its basis for such exemption or exclusion;
4.the Sub-Advisor does not provide legal, tax or accounting advice, and makes no representations as to the tax treatment of any Allocated Assets or any securities or other property held therein; the Manager should consult with and rely solely on its own legal, tax and or accounting advisors with respect to each Allocated Assets and the transactions executed by the Sub-Advisor therein;
5.the Manager agrees that the Sub-Advisor is not responsible for the overall diversification of the Series’ assets, but the Sub-Advisor acknowledges and agrees that it will cooperate with the Manager to ensure the Series remain in compliance with diversification requirements;
6.the Manager and the Series has established and implemented policies, procedures, and internal controls that are reasonably designed to comply with applicable anti-corruption, sanctions, anti-tax evasion and anti-money laundering laws, rules and regulations and hereby represents as follows:
(i)the Series shall not cause the Sub-Advisor, or any of its affiliates, to be in violation of applicable U.S. or non-U.S. anti-money laundering laws, regulations and orders, as or hereafter in force, including the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (“USA PATRIOT”) Act of 2001;
(ii)the Series shall not use this Agreement or any other services described herein, or permit any such services to be used, for the direct or indirect benefit of any government, individual or entity that is (A) the subject of any financial sanctions or other restrictive measures issued, administered or enforced by any of the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the Council of the European Union, His Majesty’s Treasury (United Kingdom), and the relevant sanctions authorities in the Series’ home jurisdiction and each jurisdiction in which the services described herein shall be provided (collectively, “Sanctions”); or (B) located, resident or organized in any country, territory or region that is the subject of comprehensive territorial sanctions (each a “Sanctioned Jurisdiction”);

(iii)neither the Series nor any of its subsidiaries, affiliates, directors, officers, employees, agents or representatives is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are (A) the target of any Sanctions; or (B) located, organized or resident in a Sanctioned Jurisdiction;
(iv)the Series (A) is and has acted in compliance with all applicable tax laws and tax reporting obligations, including laws in relation to tax evasion and tax fraud; (B) will not, through any act or omission, knowingly facilitate a third party in engaging in any form of tax evasion or tax fraud, or otherwise engage in any activity, practice or conduct that would constitute a tax evasion facilitation offense under anti-facilitation of tax evasion laws (including, without limitation, the Criminal Finances Act of 2017); and (C) has implemented and maintains policies and procedures reasonably designed to promote and achieve compliance with (A) and (B) above;
(v)without limiting the generality of the foregoing, in connection with the performance of the services hereunder, the Fund has not and will not engage in any act or practice that would, directly or indirectly, contravene any applicable anti-money laundering, sanctions, anti-tax evasion or anti-corruption laws, rules or regulations, or any similar statute applicable in any jurisdiction in which Manager engages in any activity, that prohibits tax evasion, bribery, money laundering or payments to public officials, including, without limitation, any policies of any governmental or quasi-governmental agency implementing or enforcing the foregoing; and
(vi)if at any time it is discovered that the representations made in this Section 12(e)(6) are incorrect, or if otherwise required by applicable law, Sub-Advisor, in its sole discretion, shall be entitled to undertake appropriate and reasonable actions to ensure compliance with applicable law.
(f)The Sub-Advisor represents, warrants and agrees:
1.neither the Sub-Advisor nor any of its subsidiaries, controlled affiliates, directors, officers, nor to Sub-Advisor’s knowledge, any of its employees, agents or representatives is a Person that is, or is owned or controlled by one or more Persons that are (A) the target of any Sanctions; or (B) located, organized or resident in a Sanctioned Jurisdiction;
2.that it has established and implemented, or is subject to, policies, procedures, and internal controls that are reasonably designed to comply with applicable anti-corruption, sanctions, and anti-money laundering laws, rules and regulations; and
3.in connection with this Agreement, the Sub-Advisor has and will comply with applicable anti-corruption, sanctions, anti-tax evasion and anti-money laundering laws, rules and regulations.
(g)The Manager shall provide (or cause the Series custodian to provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of a Series, cash requirements and cash available for investment in a Series, and all other reasonable information as may be necessary for the Sub-Advisor to perform its duties and responsibilities hereunder. The Sub-Advisor will be entitled to reasonably rely upon information provided by the custodian in the performance of its duties hereunder.
(h)The Sub-Advisor represents that it (i) is a commodity trading advisor duly registered with the Commodity Futures Trading Commission (the “CFTC”) and is a member in good standing of the National Futures Association (the “NFA”) or (ii) is relying on an exemption from registration as a commodity trading advisor or (iii) is not trading commodity instruments that would subject the Sub-Advisor to register as a commodity trading advisor with the CFTC. As applicable, the Sub-Advisor shall either (i) maintain such registration and membership in good standing or (ii) continue to qualify for an exemption from registration as a commodity trading advisor or (iii) not trade commodity instruments that would subject the Sub-Advisor to so register during the term of this Agreement. Further, the Sub-Advisor agrees to notify the Manager, if applicable, within a commercially reasonable time upon (i) a statutory disqualification of the SubAdvisor under Sections 8a(2) or 8a(3) of the CEA, (ii) a suspension, revocation or limitation of the Sub-Advisor's commodity trading advisor registration or NFA membership, or (iii) the institution of an action or proceeding that would reasonably be expected to lead to a statutory disqualification under the CEA or an investigation by any governmental agency or selfregulatory organization relating to Sub-Advisor's registration as a commodity trading advisor, in each case, subject to applicable law, attorney-client privilege and confidentiality restrictions.

(i)The Sub-Advisor represents that it will not enter into any agreement, oral or written, or other understanding under which the Fund directs or is expected to direct portfolio securities transactions, or any remuneration, to a broker or dealer in consideration for the promotion or sale of Fund shares or shares issued by any other registered investment company. The Sub-Advisor further represents that it is contrary to the Sub-Advisor’s policies to permit those who select brokers or dealers for execution of Fund portfolio securities transactions to take into account the broker’s or dealer’s promotion or sale of Fund shares or shares issued by any other registered investment company.
(j)The Sub-Advisor agrees that neither it nor any of its affiliates will in any way refer to its relationship with the Fund, the Series, or the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager.
(k)The Manager will provide the Sub-Advisor with copies of (i) all documents reasonably relevant to the Sub-Advisor’s management of the Allocated Assets (i.e. corporate resolution, articles of incorporation, by-laws, trust agreements, etc.), and (ii) any documents reasonably required as part of the Sub-Advisor’s client on-boarding process or as required by third parties (e.g. counterparties) necessary for the services contemplated hereunder. The Manager further agrees to promptly deliver to the Sub-Advisor true and complete copies of all amendments or supplements to such documents. On an on-going basis, the Manager agrees to provide any additional documentation reasonably requested by the Sub-Advisor that Sub-Advisor (or a third party) deems is relevant for the management of the Allocated Assets, including know your client and anti-money laundering related documentation.
(l)This Agreement contains the entire understanding and agreement of the parties.
(m)This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party agrees that electronic signatures of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.
Remainder of Page Intentionally Blank

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

PRINCIPAL GLOBAL INVESTORS, LLC

By:	/s/ Adam U. Shaikh
Name:	Adam U. Shaikh
Title:	Associate General Counsel

By:	/s/ Laura B. Latham
Name:	Laura B. Latham
Title:	Assistant General Counsel

PARAMETRIC PORTFOLIO ASSOCIATES LLC

By:	/s/ Thomas Lee
Name:	Thomas Lee
Title:	CIO

APPENDIX A
INTENTIONALLY OMITTED

APPENDIX B
Effective Date and Initial Term of Sub-Advisory Agreement for each Series
Series	Effective Date	Initial Term
Global Multi-Strategy Fund	May 15, 2026	2 Years